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                                                                    EXHIBIT 10.8

                       NONQUALIFIED STOCK OPTION AGREEMENT


         This NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of the 31st day of January, 2000, by and between MigraTEC, Inc., a Florida corporation (herein called the "Corporation"), and ______________ (herein called the "Optionee").
                                   WITNESSETH:

         WHEREAS, the Corporation deems it advisable to issue to the Optionee options to purchase shares of the Corporation's common stock (the "Common Stock");
         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

         1. The Corporation hereby acknowledges that the Optionee has the right and option pursuant to this Agreement to purchase from the Corporation, on the terms and conditions hereinafter set forth, _____________ shares of the presently authorized Common Stock of the Corporation at a per share purchase price equal to $.20.

         2. This option shall continue until January 31, 2010, except and to the extent that such term may be reduced as provided herein.

         3. The option granted hereby shall be exercised by delivering to the Secretary of the Corporation from time to time a written notice specifying the number of shares the Optionee then desires to purchase, together with (i) payment of the purchase price for such shares in the manner set forth below and
(ii) such other instruments or agreements duly signed by the Optionee as in the opinion of counsel for the Corporation may be necessary or advisable in order that the issuance of such number of shares shall comply with applicable rules and regulations under the Securities Act of 1933, as amended (the "Act"), any appropriate state securities laws or any requirement of the


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National Association of Securities Dealers, Inc. or any national securities exchange on which such stock may be traded. Payment of the purchase price for the shares being purchased hereunder shall be made by delivery from the Optionee to the Corporation of a cashier's check payable in United States currency (unless a personal check shall be acceptable to the Corporation) to the order of the Corporation and/or, to the extent permitted by applicable law, certificate(s) representing shares of Common Stock of the Corporation, such shares so delivered valued on the date of exercise of the option at the aggregate Fair Market Value (as herein defined) of such shares. To the extent such aggregate Fair Market Value of such shares of Common Stock exceeds the applicable portion of the purchase price not covered by check, the Corporation shall issue a new certificate representing the number of shares of Common Stock equivalent to such excess. Shares of Common Stock delivered in payment of the portion of the purchase price not covered by check shall be deemed treasury stock of the Corporation.

         With the consent of the Board of Directors, the option granted hereby may be exercised by means of a Cashless Exercise. For purposes of this Agreement, a "Cashless Exercise" means the assignment in a form acceptable to the Corporation of the proceeds of a sale or loan with respect to some or all of the shares acquired upon the exercise of this option pursuant to a program or procedure approved by the Corporation (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Corporation reserves the right, in its absolute and sole discretion, to decline to approve or to terminate any such program or procedure. Generally, and without limiting the Corporation's absolute discretion, a Cashless Exercise will be permitted only at such times as the underlying shares are publicly traded.



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         As soon as practicable after exercise of this option in whole or in part by the Optionee, the Corporation will deliver to the Optionee a certificate for the number of shares with respect to which the option shall have been so exercised, issued in the Optionee's name. Such stock certificate shall carry such appropriate legend, and such written instructions shall be given to the Corporation's transfer agent, as may be deemed necessary or advisable by counsel to the Corporation to satisfy the requirements of the Act or any state securities laws. For purposes of this Agreement, "Fair Market Value" shall mean
(i) if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of the Common Stock on the Composite Tape, as published in the Wall Street Journal, of the principal national securities exchange on which the Common Stock is so listed or admitted to trade, on such date or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange, (a) the closing price of a share of the Common Stock as quoted on The Nasdaq Stock Market (the "Nasdaq"), if the stock is quoted thereon, on such date or, if there is no trading of the Common Stock on such date, then the closing price of a share of the Common Stock as quoted on the Nasdaq on the next preceding date on which there was trading in such shares or (b) if the Common Stock is not quoted on the Nasdaq, the mean between the bid and asked price for a share of the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if the Nasdaq is no longer reporting such information; or (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange and if closing and bid and asked prices for a share of the Common Stock are not so quoted on the Nasdaq or furnished through the Nasdaq or a similar organization,


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as applicable, the value established by the Board of Directors. In addition to the above rules, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

         4. Shares to be issued on the exercise of this option may, at the election of the Corporation, be either authorized and unissued shares, or shares previously issued and reacquired by the Corporation.

         5. The Corporation shall not be required to issue or deliver any certificates for shares purchased upon the exercise of this option prior to: (i) the obtaining of any approval from any governmental agency which the Corporation shall, in its sole discretion, determine to be necessary or advisable and (ii) the determination by the Board of Directors (or a committee thereof) that the Optionee has tendered to the Corporation any federal, state or local tax owed by the Optionee as a result of exercising this option when the Corporation has a legal liability to satisfy such tax. In addition, if shares reserved for issuance upon the exercise of this option shall not then be registered under the Act, the Corporation may, upon the Optionee's exercise of this option, require the Optionee or his permitted transferee to represent in writing that the shares being acquired are for investment and not with a view to distribution, and may mark the certificate for the shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the Corporation's transfer agent.

         6. Neither the Optionee nor his legal representative shall be or have any of the rights or privileges of a stockholder of the Corporation in respect to any of the shares issuable upon the exercise of this option unless and until certificates representing such shares shall have been issued and delivered to the Optionee.


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         7. Any notice relating to this Agreement shall be in writing and delivered in person or by registered mail to the Corporation at the Corporation's main office, 11494 Luna Road, Suite 100, Dallas, Texas 75234, or to such other address as may be hereafter specified by the Corporation, to the attention of its Secretary. All notices to the Optionee or other person or persons then entitled to exercise the option shall be delivered to the Optionee or such other person or persons at the Optionee's address specified below.

         8. In the event that, prior to the delivery of all of the shares in respect to which this option is granted, there shall be a merger or consolidation of the Corporation in which the Corporation is the surviving corporation and, if as a result thereof, outstanding shares of Common Stock are changed, converted or exchanged, then there shall be substituted for each share of stock subject to the option granted hereby the number, kind or amount of shares of stock or other securities or cash, property, rights or obligations into which the outstanding shares of Common Stock shall be so changed, converted or exchanged as a result of such merger or consolidation. In the case of any such substitution or adjustment as provided in this paragraph, the purchase price referred to in this Agreement for the shares covered hereby shall be the purchase price for the shares or other securities or cash, property, rights or obligations which shall have been substituted for the shares covered hereby or to which such shares shall have been adjusted. Any adjustment or substitutions pursuant to this paragraph shall be made by the Board of Directors (or a committee thereof) of the Corporation, whose determination in the matter shall be conclusive and binding on the Corporation, the Optionee and his legal representatives.

         9. Any payment or any issuance or transfer of shares of the Common Stock to the Optionee or his legal representative, heir, legatee or distributee, in accordance with the provisions


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hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board of Directors of the Corporation may require the Optionee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         10. This option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         11. This Agreement may be amended at any time by the Corporation and the Optionee by the execution of a document thereto in writing.

         12. The option issued hereunder shall be governed by, and construed and enforced in accordance with, laws of the State of Texas applicable to contracts made and performed within that state.

         13. All expenses incident to the administration, termination or protection of this Agreement, including, but not limited to, legal and accounting fees, shall be paid by the Corporation.

         14. In the event any provision of this Agreement shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         15. This Agreement shall be binding upon the Optionee, his heirs, legatees and legal representatives, upon the Corporation, its successors and assigns and upon the Board of Directors and its successors.




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         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its Chief Executive Officer and on the date and year first above written, and the Optionee has hereunto set his hand on the day and year specified above.

                                           MIGRATEC, INC.


                                           By:
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                                              Curtis Overstreet
                                              Chief Executive Officer


                                           OPTIONEE:


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                                           Printed Name:
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                                           Address:

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